SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                         DRAVO CORPORATION
                                         (Registrant)




Date: November 15, 1994                  /s/ERNEST F. LADD III
                                         Ernest F. Ladd III
                                         Executive Vice President,
                                         Finance and Administration


Date: November 15, 1994                  /s/LARRY J. WALKER
                                         Larry J. Walker
                                         Controller
                                         (Principal Accounting Officer)